EXHIBIT 3.46

CERTIFICATE OF INCORPORATION

OF

THE METCALFE BROTHERS, INCORPORATED

This is to certify that we, Jack L. Metcalfe, Thomas O. Metcalfe, Eva P. Metcalfe, and Macie C. Metcalfe, hereby associate ourselves together for the purposes of establishing a corporation, under and by virtue of the Code of Virginia, Chapter 148, and acts amendatory thereof, and subject to the requirements of law for such cases made and provided, for the purposes and under the corporate name hereinafter set out; and to that end, we do, by this our certificate of incorporation, set forth as follows:

I. The name of the corporation shall be THE METCALFE BROTHERS, INCORPORATED.

II. The principal office of the corporation shall be located in the Town of Bluefield, in the County of Tazewell, in the State of Virginia.

III. The objects and purposes for which this corporation is formed are as follows:

1. To acquire by purchase, lease or otherwise such real estate as may be necessary to carry out the businesses of the corporation.

2. To prepare, compound, manufacture, buy and sell at wholesale, and generally deal in and with soft drinks; to buy the necessary products for the compounding and manufacturing, and to bottle and sell the same, of those certain soft drinks generally known and referred to as “Canada Dry”; to enter into contracts, and do all and any other acts necessary to the carrying on of the business usual to the manufacturing, bottling, processing, buying and selling of soft drinks; and to purchase, acquire, sell, transfer, dispose of, trade and traffic in any form of business or businesses ordinarily engaging in the manufacture and sale of soft drinks, and such businesses as are in connection therewith.

3. To sell at wholesale such alcoholic beverages as may be permitted by the Virginia Alcoholic Board of Control.

4. To take over and to generally carry on the business of The Graham Mattress Company, a partnership heretofore existing between the said Jack L. Metcalfe and Thomas O. Metcalfe, it being the corporate purpose hereby set forth to deal in the manufacture, buying, selling, and generally to deal in all kinds of products such as mattresses, couches, day beds, chairs, and other articles and things dealt in by manufacturers and dealers in a similar line of business.

5. To do any, all and everything, necessary or incident to, or suitable and proper for, the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore mentioned, either alone or in association with any other corporation, firms, or individuals, and to carry on and to do every other act or acts, thing, or things incidental or appurtenant to or growing out of or connected with the aforesaid businesses or powers or any part or parts thereof, provided the same be not in consistent with the laws under which this corporation is organized.

IV. The maximum amount of the capital stock of said corporation is to be the sum of One Hundred and Fifty Thousand ($150,000.00) Dollars, and the minimum of the capital stock of said corporation is to be the sum of Eighty Thousand ($80,000.00) Dollars; the capital stock of the corporation is to be divided into shares of $100.00 each, and said capital stock is to consist entirely of common stock.

V. The period for the duration of the corporation is unlimited.

VI. The names and residences of the officers and directors, who, unless sooner changed by the stockholders, are for the first year to manage the affairs of the corporation, are as follows:

NAMES	OFFICERS OFFICE	RESIDENCE
Jack L. Metcalfe	President	Bluefield, Virginia
Macie C. Metcalfe	Vice-President	Bluefield, Virginia
Thomas O. Metcalfe	Treasurer	Bluefield, Virginia
Eva P. Metcalfe	Secretary	Bluefield, Virginia

VII. The amount of real estate to which the holdings of the corporation at anytime are to be limited is one hundred (100) Acres.

Given under our hands this the 18th day of April, 1949.

/s/ Jack L. Metcalfe

/s/ Thomas O. Metcalfe

/s/ Eva P. Metcalfe

/s/ Macie C. Metcalfe

STATE OF VIRGINIA

COUNTY OF TAZEWELL, to-wit:

I,                         , a Notary Public within and for the County of Tazewell, State of Virginia, do hereby certify that Jack L. Metcalfe, Thomas O. Metcalfe, Eva P. Metcalfe and Macie C. Metcalfe, whose names are signed to the foregoing and hereto annexed writing, bearing date the 18th day of April, 1949, have each, this day, personally acknowledged the same before me, in my county aforesaid.

My commission expires .

Given under my hand this 18th day of April, 1949.

Notary Public as aforesaid.

CERTIFICATE FOR AMENDMENT TO THE CHARTER

OF

THE METCALFE BROTHERS, INCORPORATED

WHEREAS, The Metcalfe Brothers, Incorporated, a corporation created under and by virtue of the laws of the Commonwealth of Virginia desires to have its charter amended as hereinafter set out; now, therefore, to that end, I, Jack L. Metcalfe, President of said corporation, under the seal of the corporation attested by the Secretary thereof, do hereby certify as follows:

First: That on the 1st day of October, 1949, after due notice to all of the directors of the corporation, there was held at the offices of said corporation, in the Town of Bluefield, Virginia, a meeting of the board of directors of the aforesaid corporation at which meeting at least a majority of the directors were present and unanimously passed the following resolution declaring that such amendment is advisable:

Resolved: That the name of “THE METCALFE BROTHERS, INCORPORATED” be changed to “METCALFE BROTHERS, INCORPORATED,” thereby omitting the word “The” from the name of said corporation.

And the said board of directors thereupon passed a further resolution ordering a meeting of the stockholders to be called for the 1st day of October, 1949, according to law, to take action upon the foregoing resolution proposing to amend the charter of the corporation.

SECOND: That on the 1st day of October, 1949, there was held at the offices of said corporation in the Town of Bluefield, Virginia, a meeting of the stockholders after waiver of notice signed by all the stockholders, in person, such notice stating the time and place and general object of the meeting. That at said meeting there was represented in person 1100 shares, out of a total of 1100 shares of each class of stock issued and outstanding having voting powers. That the foregoing resolution, adopted by the board of directors proposing to amend the charter of this corporation in the manner hereinbefore set out was in terms laid before the stockholders’ meeting and adopted by a vote of 1100 shares, being at least two thirds in interest of the stockholders of this corporation having voting powers. Voting favoring the resolution was as follows: Jack L. Metcalfe, 549 shares; Thomas O. Metcalfe, 549 shares; Macie C. Metcalfe, 1 share; Eva P. Metcalfe, 1 share; total voting, 1100 shares.

THIRD: That the proceedings of said meeting were duly entered on the minutes of the proceedings of the stockholders.

Therefore, this certificate is now signed by Jack L. Metcalfe, President of The Metcalfe Brothers, Incorporated, aforesaid, with its corporate seal thereto affixed, attested by Eva P. Metcalfe, its Secretary, this lst day of October, 1949.

/s/ Jack L. Metcalfe
, PRESIDENT of

The Metcalfe Brothers, Incorporated

Attest:

/s/ Eva P. Metcalfe
SECRETARY

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STATE OF VIRGINIA

COUNTY OF TAZEWELL, to-wit:

I, M. Crockett Hughes, Jr., a Notary Public in and for the County of Tazewell, and State aforesaid, do certify that Jack L. Metcalfe, President, and Eva P. Metcalfe, Secretary, whose names are signed to the writing above, bearing date on the 1st day of October, 1949, have acknowledged the same before me in my County and State aforesaid.

My term of office expires on the 11th day of February, 1951.

Given under my hand this 15th day of October, 1949.

/s/ M. Crockett Hughes, Jr.         NOTARY PUBLIC

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

OF METCALFE BROTHERS, INCORPORATED

I

On Monday, June 2, 1969, the Board of Directors of the corporation found that the following proposed amendment of its Articles of Incorporation was in the best interest of the corporation and directed that it be submitted to a vote of the stockholders;

That the corporation issue a class B non-voting $100.00 par value stock in a sufficient amount so that shares of the new non-voting stock can be issued to each stockholder in the form of a stock dividend of two (2) shares of non-voting stock for every share of voting stock now held by each stockholder and that the total number of shares of non-voting stock authorized to be issued be 2,300 and that such stock be restricted such that should the corporation fail to pay dividends for a period of three (3) consecutive years then the class B stock would then have permanent voting rights the same as the present voting stock. In all other respects the shares of both classes of stock authorized shall be equal.

II

On September 13, 1969, written notice of a meeting to be held on the 11th day of October, 1969, was given by mail to each stockholder of record entitled to vote on the proposed amendment. The notice stated the place, day and hour of the meeting and the purposes for which it was called, and was accompanied by a copy of the proposed amendment.

III

On October 11, 1969, the meeting of the stockholders was held and the amendment proposed by the Board of Directors as set forth above was adopted by the stockholders.

IV

The number of shares of stock of the corporation outstanding and entitled to vote was voted for or against the amendment as follows:

Shares outstanding:	1150
Shares Voted For:	1150	Against: 0

Executed in the name of the corporation by its president and its secretary who declare under the penalty of perjury that the facts stated therein are true.

Dated this 8th day of December, 1969.

Metcalfe Brothers, Incorporated

By	/s/ Thomas O. Metcalfe
President

Secretary

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ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

METCALFE BROTHERS INCORPORATED

On the 28th day of January, 1987, the Board of Directors of the corporation found that the following proposed amendment of its Articles of Incorporated was in the best interest of the corporation and passed the following Resolution to be submitted to a vote of the stockholders:

That the Articles of Incorporation of Metcalfe Brothers, Incorporated be amended as follows:

1. The name of the corporation shall be changed form Metcalfe Brothers, Incorporated to Sealy Mattress Co. of S.W. Virginia.

2. The undersigned Ohio-Sealy Mattress Manufacturing Co., an Ohio corporation, being the only stockholder of Metcalfe Brothers, Incorporated, does hereby consent in writing to said action pursuant to Section 13.1-841 of the Code of Virginia, as amended.

OHIO-SEALY MATTRESS MANUFACTURING CO.

By	/s/ Thomas L. Smudz

Treasurer

The undersigned Treasurer of Mecalfe Brothers Incorporated does hereby certify that Ohio-Sealy Mattress Manufacturing Co. is the owner of all of the stock of Metcalfe Brothers, Incorporated of record as of this date.

METCALFE BROTHERS, INCORPORATED

By	/s/ Thomas L. Smudz

Treasurer

STATE OF ILLINOIS

COUNTY/CITY OF COOK, to-wit:

Before me, a Notary Public in and for the County/City and State aforesaid, personally appeared Thomas L. Smudz who, being by me first duly sworn, declared that he is Treasurer of the corporation executing the foregoing Articles of Amendment and that the facts set forth therein are true.

Given under my hand this 28th day of January, 1987.

Notary Public

My commission expires March 12, 1988.

(OFFICIAL SEAL)

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